UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

ADS IN MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53460	95-4856713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

159 South Street Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-984-7998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2011, Ads In Motion, Inc. (the “Company”) completed a private offering (the “Offering”) with Herbert Glatt for total gross proceeds to the Company of $300,000.  Mr. Glatt is the father of Jordan Glatt, the Chairman of the Company’s Board of Directors and the Company’s President and Chief Executive Officer.  Pursuant to a Joinder Agreement (the “Joinder Agreement”) to that certain Securities Purchase Agreement dated March 25, 2011 by and among the Company and certain other investors in the Offering (the “Securities Purchase Agreement”), the Company issued to Mr. Glatt a senior subordinated secured convertible note (the “Glatt Note”) in the aggregate principal amount of $326,087 (the “Principal Amount”) which is convertible into shares of the Company’s common stock at an initial conversion price of $0.583 per share, subject to adjustment.  The Glatt Note includes an original issue discount of 8%.  In addition, the Company issued to Mr. Glatt five-year warrants to purchase an aggregate of 279,663 shares of common stock at an initial exercise price of $0.67 per share (the “Glatt A Warrants”) and five-year warrants to purchase an aggregate of 279,663 shares of common stock at an initial exercise price of $0.73 per share (the “Glatt B Warrants” and together with the Glatt A Warrants, the “Glatt Warrants”).

The Glatt Note has the same terms (other than principal amount) as the other senior subordinated secured convertible notes (together with the Glatt Note, the “Notes”).  Likewise, the Glatt A Warrants and Glatt B Warrants have the same terms (other than the number of shares for which such warrants are exercisable) as the Series A warrants (together with the Glatt A Warrants, the “A Warrants”) and Series B warrants (together with the Glatt B Warrants, the “B Warrants”), respectively, previously issued pursuant to the Securities Purchase Agreement.  The terms and conditions of the Notes, A Warrants and B Warrants are described in the Company’s Current Report on Form 8-K dated March 25, 2011 and filed with the Securities and Exchange Commission on March 31, 2011, which such descriptions are incorporated herein by reference.

The foregoing description of the terms of the Joinder Agreement is qualified in its entirety by reference to the provisions of the Joinder Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.  In addition, the descriptions of the Glatt Note, the Glatt A Warrant and the Glatt B Warrant are qualified in their entirety by reference to the provisions of the forms of Note, A Warrant and B Warrant filed as Exhibits 10.2, 10.3 and 10.4 to this report, which are incorporated by reference herein

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the sale of the Glatt Note in Item 1.01 of this report is incorporated herein by reference in its entirety in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated herein by reference in its entirety in response to this Item 3.02.

The sale of the Glatt Note and the Glatt Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of Mr. Glatt which included, in pertinent part, that Mr. Glatt was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and upon such further representations from Mr. Glatt that (i) he is acquiring the securities for his own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) he agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) he has knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of an investment in us, (iv) he  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) he has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

As a result of the issuance of the Glatt Note and Glatt Warrants, as of the date of this report, the Company has $2,345,870 in principal amount outstanding under the Notes and has an aggregate of 2,011,892 A Warrants outstanding and 2,011,892 B Warrants outstanding.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Exhibit Number	Description
10.1	Joinder Agreement
10.2
Form of Senior Subordinated Secured Convertible Note [incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 25, 2011 and filed with the Securities and Exchange Commission on March 31, 2011 (the “March 25 8-K”)]

10.3	Form of A Warrant [incorporated by reference to Exhibit 10.3 to the March 25 8-K]
10.4	Form of B Warrant [incorporated by reference to Exhibit 10.4 to the March 25 8-K]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2011	ADS IN MOTION, INC.

	By:	/s/ Jordan Glatt
Jordan Glatt
President and Chief Executive Officer